Exhibit77(q)(1)

                                    EXHIBITS

(e) Form of Sub-Advisory Agreement between ING Pilgrim Investments, LLC and Aeltus Investment Management, Inc., with respect to the Pilgrim Research Enhanced Index Fund - filed as an exhibit to Post Effective Amendment No. 47 to the Registrant's Form N-1A Registration Statement on August 1, 2001.